Exhibit 10(d)(3)

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT; AMENDMENT TO
COLLATERAL AGREEMENTS

SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Second Amendment”), dated as of March 5, 2002 (the “Effective Date”), between EXPANETS, INC., EXPANETS OF ARIZONA, INC., EXPANETS OF ATLANTA, INC., EXPANETS OF CALIFORNIA, INC., EXPANETS OF DENVER, INC., EXPANETS OF INDIANA, INC., EXPANETS OF LANCASTER, INC., EXPANETS OF MISSISSIPPI, INC., EXPANETS OF NEBRASKA, INC., EXPANETS OF NEW YORK, INC., EXPANETS OF NORTH AMERICA, LLC, EXPANETS OF OKLAHOMA, INC., EXPANETS OF PACIFIC NORTHWEST, INC., EXPANETS OF SAN ANTONIO, INC., EXPANETS OF TENNESSEE, INC., HAWAIIAN COMMUNICATIONS, INC., TEL-A-COM HAWAII, INC., DIGITEL, DBA EXPANETS OF HAWAII and EAGLE AN EXPANETS COMPANY INC. (individually and collectively, “Debtor”) and AVAYA INC. (“Creditor”).  All capitalized terms not defined herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

Background

A.            Expanets, Inc. (“Parent”) and Creditor executed a Credit and Security Agreement dated as of March 31, 2001 (the “Original Credit Agreement”) pursuant to which Creditor agreed to extend credit to Parent to finance Parent’s purchase of Avaya Products and Avaya Services.  The Original Credit Agreement, as amended by the First Amendment (defined below), as amended by this Second Amendment and as hereafter amended and modified from time to time shall be referred to herein as the “Credit Agreement.”

B.            In connection with the execution of the Original Credit Agreement, Parent and Creditor entered into agreements restructuring the Collateral Agreements.

C.            Pursuant to a First Amendment to Credit and Security Agreement dated as of August 1, 2001 (the “First Amendment”) between Parent and Creditor, Parent and Creditor agreed to amend the Original Credit Agreement to, among other things, permit Accounts and Inventory of Parent’s wholly-owned subsidiaries to become part of the Borrowing Base to the extent Parent’s wholly-owned subsidiaries become parties to the Credit Agreement.

D.            Pursuant to a Joinder Agreement dated as of August 1, 2001 by Debtors (other than Parent) in favor of Creditor, Debtor (other than Parent) agreed to become parties to the Credit Agreement.

E.             Debtor has requested an extension of the Termination Date until December 31, 2002.

F.             Subject to terms and conditions set forth in this Second Amendment, Creditor has agreed to Debtor’s request and Debtor and Creditor have agreed to amend the Credit Agreement and the Collateral Agreements as provided herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1.             Amendments to Credit Agreement.

(a)           Section 1.1 of the Credit Agreement is hereby amended by amending the following definitions in Section 1.1 to read as follows:

“Agreement” means this Credit and Security Agreement, as amended by the First Amendment and this Second Amendment, and as amended, modified, extended or restated from time to time.

“Assigned Property” definition is deleted.

“Contingent Assignment” definition is deleted.

“Credit Limit” at any time means, with respect to Overdue Invoices, the lesser of (A) the Borrowing Base or (B) the following dollar amount effective during the periods specified:

Overdue Invoices
Prior to March 5, 2002	$125,000,000
March 5, 2002-April 30, 2002	$100,000,000
May 1, 2002-August 30, 2002	$80,000,000
Sept. 1, 2002-December 31, 2002	$55,000,000
After December 31, 2002	0

The resulting amount in (A) or (B) shall be further permanently reduced by any payment made by Creditor, including amounts set off against amounts due by Debtor, after the Effective Date under Section 2.6(B).

“Participation Interest” has the meaning given to such term in Section 7.3.

“Termination Date” means the earlier of (A) the date on which Creditor’s obligations to finance Debtor’s purchase of Avaya Products and Avaya Services pursuant to the Collateral Agreements terminates pursuant to any provision of this Agreement, (B) December 31, 2002, or (C) the date on which all obligations of Debtor to Creditor under the Credit Documents are satisfied in full.  Debtor acknowledges that time is of the essence for an outside date of December 31, 2002 and that no further extensions will be permitted.

(b)           Section 1.1 of the Original Credit Agreement is hereby amended by adding the following definitions to Section 1.1 in the correct alphabetical order:

“Default Interest Rate” has the meaning given to such term in Section 2.1(C)

“ETAC Agreement” is a proposed Outsourcing Agreement between Creditor and Debtor currently under negotiation with a scheduled effective date of March 1, 2002.

“ETAC Confidential Information ” shall mean any information or compilation of information of Debtor that (i) is not generally known, (ii) is or has been provided to Creditor under the TSA, Schedules X-1 through X-5 or the ETAC Agreement (the “TSA/ETAC Agreements”), and (iii) is particular and unique to the TSA/ETAC Agreements, but excluding information which:

i.              is, or becomes, a matter of public knowledge through no act of the Creditor;

ii.             is rightfully disclosed to Creditor by a third party without a duty of confidentiality;

iii.            is disclosed by Debtor to a third party without a duty of confidentiality;

iv.            is independently developed by Creditor; or

v.             is disclosed by Creditor with the written permission of Debtor.

“Maintenance Fee Agreement” shall be as defined in the Restructuring Documents.

“Subordinated Note” means the $35,000,000 Promissory Note by Debtor to Creditor dated March 31, 2000, as amended by the Restructuring Documents.

“TSA” shall mean the Transition Services Agreement as defined in the Collateral Agreements.

“TSA/ETAC Agreements” shall be as defined in the ETAC Confidential Information definition

(c)           Section 2.1 (B) of the Credit Agreement is amended to provide that the Interest Free Period is reduced from 45 days to 30 days for all Invoices issued after the Effective Date.

(d)           Section 2.1 (C) of the Credit Agreement is amended to provide that (i) the 12 percent interest rate applied to Overdue Invoices shall increase to 15 percent effective September 1, 2002, and (ii) the interest rate applied to all Overdue Invoices where any interest payment is not paid within five days of its due date, and during the period such interest payment is not made, shall be 18 percent per annum (the “Default Interest Rate”).

(e)           Article II is hereby amended by adding the following new Section 2.6:

“SECTION 2.6       Mandatory Partial Payments.

(A)          Debtor shall make the following payments of principal under the Note on or before the dates specified:

March 5, 2002	$25,000,000
April 30, 2002	$20,000,000
August 30, 2002	$25,000,000

(B)           The amount of any payments received or receivable by Debtor from Creditor after the Effective Date due in accordance with the terms of the Maintenance Fee Agreement shall be promptly paid, or shall be set off by Creditor, and applied against amounts due under the Note (other than against amounts due under Section 2.6(A) above) until all obligations of Debtor under the Credit Agreement have been satisfied in full.”

(f)            Section 3.1 of the Credit Agreement is amended to add Debtor’s obligations to Creditor under the Subordinated Note to the definition of secured “Liabilities”; provided, however, that Creditor shall not be obligated to release its security interest in the Collateral upon termination of the Credit Agreement under Section 8.16 if, at the time of the proposed Termination of the Agreement, the Subordinated Note has been accelerated by Creditor under the provisions of Section 5(b) thereunder (or there is an Event of Default under the Subordinated Note at the time of the proposed termination of the Credit Agreement and Creditor accelerates the Subordinated Note after the expiration of the applicable cure period thereunder).  In the event of Creditor’s acceleration of the Subordinated Note, Creditor shall not be obligated to release its security interest in the Collateral until the later to occur of (i) termination of the Credit Agreement under Section 8.16 and (ii) satisfaction in full by Debtor of all obligations to Creditor under the Subordinated Note.

(g)           Section 3.12 of the Credit Agreement is amended to provide that the 12 percent interest rate provided therein shall increase to 15 percent on September 1, 2002.

(h)           Section 7.2 of the Credit Agreement is amended by adding the following new subparagraph (H):

“(H)        The Default Interest Rate shall accrue on all principal amounts due under the Note in lieu of the interest rate provided in Section 2.1(C).”

(i)            Section 7.3 is hereby amended and restated in its entirety with the following:

“SECTION 7.3 Obligation to Purchase Participation. Upon the occurrence of an Event of Default and subject to the terms provided herein, Creditor shall have the right, in addition to all other rights and remedies under the Agreement, law and equity, to require NorthWestern from time to time to purchase a participation in the credit extended under this Agreement and the Note (a “Participation Interest”).  Within five calendar days after written notice to NorthWestern of an Event of Default under the Credit Documents, Northwestern shall purchase from Creditor a Participation Interest in an amount equal to the amount necessary to cure such Event of Default, or the entire amount due under the Note in the event of acceleration thereof, (either the “Purchase Price”), with the Purchase Price paid to Creditor within such five-day period by immediately available funds. Timely payment by NorthWestern of the full Purchase Price will be deemed to cure such Event of

Default.  NorthWestern’s failure to make timely payment of the full Purchase Price will constitute a default by NorthWestern of its obligations under this Section 7.3. The transfer of the Participation Interest shall be represented by an assignment of an interest equal to the Purchase Price and not a fractional interest in the credit extended. The purchase of the Participation Interest shall be subject to the following additional terms and conditions: (i) NorthWestern shall not be entitled to exercise any of the rights or powers of Creditor under the Credit Documents, including without limitation the right to declare a Default or Event of Default or the right to foreclose on any of the Collateral, (ii) Creditor as agent or otherwise shall not be required to remit any interest, cost, expense or other amount to NorthWestern for any reason, (iii) the obligations of Creditor as agent or otherwise arising from NorthWestern’s purchase of a participation hereunder shall be limited to remitting to NorthWestern any payments received on behalf of NorthWestern only after the Liabilities have been satisfied in full and only to the extent of the Purchase Price, and (iv) Northwestern shall not be required to purchase any Participation Interests to the extent the Purchase Price thereof in the aggregate exceeds $50,000,000; provided, however, any payments paid or required to be paid to cure an Event of Default arising from Debtor’s or Northwestern’s failure to make any of the payments required under Section 2.6(A) shall not be included in calculating this limitation.  In the event that (i) NorthWestern has purchased Creditor’s entire interest in the credit extended under the Credit Documents, (ii) all Liabilities and other amounts payable to Creditor under the Credit Documents have been satisfied in full, and (iii) the Subordinated Note is not then in default, the restrictions in this Section 7.3 shall terminate and Creditor shall assign to NorthWestern all remaining rights to and interest in the Credit Documents. “

(j)            References to the March 31, 2002 Termination Date in Sections 2.1(E) and 8.16 shall mean December 31, 2002.

(k)           Exhibit 6.1 is amended and is hereby replaced in its entirety with Exhibit 6.1 attached hereto. Exhibit 7.3 is hereby deleted in its entirety.

2.             Amendments to Collateral Agreements and Restructuring Documents. Notwithstanding anything to the contrary contained in any Collateral Agreement or Restructuring Document, upon a breach by NorthWestern of its obligation to purchase a Participation Interest under Section 7.3 (or, in the event that the aggregate Purchase Price limitation has been reached, to the extent there exists an uncured Event of Default), the obligations of Debtor under all Collateral Agreements and the Restructuring Documents shall be deemed to be in default unless such breach by NorthWestern or Event of Default, as the case may be, is cured within five calendar days after the occurrence of such breach by Northwestern (or Event of Default if the Purchase Price limitation in Section 7.3 has been reached).  This five-day period shall supersede and replace and any other inconsistent and longer cure period in any Collateral Agreement or Restructuring Document. In addition to all other rights and remedies available to Creditor under each such agreement, law or equity, and notwithstanding anything to the contrary contained therein, Creditor shall thereupon have the right to immediately  (i) terminate any Collateral Agreement or any other agreement referred to in the Restructuring Documents as a result of the deemed default by Debtor thereunder without any additional cure or waiting period, (ii) accelerate any amount due and payable to Creditor as a result of such breach or termination, (iii) terminate any obligation of

Creditor that would otherwise survive termination of the applicable Collateral Agreement or Restructuring Document, and (iv) use and disclose all technical and business information in its possession relating to Debtor and its customer base in order to allow Creditor to compete with Debtor, excluding information specifically described as ETAC Confidential Information. To the extent that the definition of confidential information under the ETAC Agreement is inconsistent with ETAC Confidential Information, the definition of ETAC Confidential Information shall supersede and replace any inconsistent definition in the ETAC Agreement upon the occurrence of a cross-default as contemplated in this Section.

3.             Waiver of Prior Defaults.

(a)           Effective upon the Creditor’s receipt of the payment due on March 5, 2002 under Section 2.6 (A), and subject to the accuracy of the representations and warranties of Debtor in Section 5 below as of the Effective Date and satisfaction of the conditions set forth in Section 6 below, Creditor agrees to waive any existing defaults, or release any claims of a potential default, under the Credit Documents relating to any events, acts or omissions occurring prior to the Effective Date.

(b)           Creditor agrees to waive the following defaults by Debtor until the earlier to occur of April 30, 2002 or the occurrence of any other Event of Default under the Credit Agreement:

(i)            failure under Section 6.1A(1) to deliver the aging reports of the Accounts of Debtor.

(ii)           failure to deliver weekly Borrowing Base certificates as provided in Section 6.1(A)(2), provided Debtor completes and delivers such certificates at least every 30 days.

(c)           Except as expressly set forth herein, the execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of Creditor under the Credit Agreement, or constitute a waiver of any other Default or Event of Default or any provision of the Credit Agreement.

4.             Incorporation of Terms.  The terms of this Second Amendment are hereby incorporated into the Credit Agreement and the Collateral Agreements.

5.             Representations and Warranties.

(a)           Debtor represents and warrants to Creditor that:

(1)           The execution and delivery of this Second Amendment has been duly authorized by all necessary corporate action.

(2)           The representations and warranties set forth in Article V of the Credit Agreement and in all other Credit Documents are true and correct as of the date hereof;

(3)           Except as disclosed in Section 3 above, no Default or Event of Default has occurred or is continuing;

(4)           The Credit Documents continue in full force and effect and Debtor does not have any charge, lien, claim or offset against Creditor, or defenses to enforcement of the Credit Documents by Creditor; and

(5)           The Collateral, and Creditor’s security interest therein, secures all Liabilities, including without limitation, liabilities created under this Second Amendment or in connection herewith.

(b)           Creditor represents and warrants to Debtor the execution and delivery of this Second Amendment has been duly authorized by all necessary corporate action.

6.             Conditions to this Second Amendment.  Without limiting the conditions set forth in Section 4 of the Credit Agreement, the effectiveness of the transactions contemplated by this Second Amendment is subject to the satisfaction of the following conditions:

(a)           The payment required to be made by Debtor on March 5, 2002 under Section 2.6(A) shall have been received by Creditor.

(b)           Creditor receives from Debtor an updated Borrowing Base certificate reflecting the new Credit Limit.

(c)           All legal fees and expenses of Creditor incidental to the negotiations and preparation of this Second Amendment shall have been reimbursed by Debtor to Creditor, subject to a maximum reimbursement hereunder of $25,000.

(d)           The representations and warranties of Debtor in Section 5 above are true and correct as of the Effective Date.

7.             Release        Debtor and Northwestern hereby, jointly and severally, release Creditor from any and all liabilities, actions, claims and causes of action of any nature, whether known or unknown, which Debtor shall or may have with respect to any matters, transactions, occurrences, agreements, actions, events arising out of, in connection with or relating to the Credit Documents, provided, however, that the foregoing release shall not apply to any claims arising after the date hereof with respect to acts, occurrences or events taking place after the date hereof.

8.             Miscellaneous.

(a)           The First and Second Amendment contain all of the modifications to the Credit Agreement.  No further modifications shall be deemed effective, unless in writing executed by the parties hereto.

(b)           This Second Amendment shall be construed and enforced in accordance with the laws of the State of New York.

(c)           This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Second Amendment by signing any such counterpart.

(d)           This Second Amendment shall become effective as of the Effective Date when it shall have been executed by Debtor and Creditor and the conditions in Section 6 above have been fully satisfied, and it shall thereafter be binding upon and inure to the benefit of Debtor and Creditor and their respective successors and assigns.  Creditor shall have the right to assign its rights and obligations under the Credit Documents. Except with the prior written consent of Creditor, Debtor shall not have the right to assign any right or obligation hereunder or any interest herein.

(e)           The Credit Agreement, as amended hereby, shall remain in full force and effect.  Execution of this Amendment shall not constitute a novation among Debtor and Creditor.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

EXPANETS, INC.
EXPANETS OF ARIZONA, INC.
EXPANETS OF ATLANTA, INC.
EXPANETS OF CALIFORNIA, INC.
EXPANETS OF DENVER, INC.
EXPANETS OF INDIANA, INC.
EXPANETS OF LANCASTER, INC.
EXPANETS OF MISSISSIPPI, INC.
EXPANETS OF NEBRASKA, INC.
EXPANETS OF NEW YORK, INC.
EXPANETS OF NORTH AMERICA, LLC
EXPANETS OF OKLAHOMA, INC.
EXPANETS OF PACIFIC NORTHWEST, INC.
EXPANETS OF SAN ANTONIO, INC.
EXPANETS OF TENNESSEE, INC.
HAWAIIAN COMMUNICATIONS, INC.
TEL-A-COM HAWAII, INC.
DIGITEL, DBA EXPANETS OF HAWAII
EAGLE AN EXPANETS COMPANY INC.

By:	/s/ James R. Walker
Name: James R. Walker
Chief Executive Officer

AVAYA INC.

By:	/s/ Garry K. McGuire
Name: Garry K. McGuire
Chief Financial Officer

NorthWestern Corporation hereby reaffirms its obligations under Section 7.3 of the Credit Agreement, as amended, and agrees to the Release provided in Section 7 above.

NORTHWESTERN CORPORATION

By:	/s/ Kipp Orme
Name: Kipp D. Orme
Vice President and Chief Financial Officer